ENDORSED - FILED
                                         In the office of the Secretary of State
                                                of the State of California
                                                           JUN 22, 2000
                                                 BILL JONES,  Secretary of State




                    CERTIFICATE OF AMENDMENT AND RESTATEMENT
                         OF ARTICLES OF INCORPORATION OF
                              HARLYN PRODUCTS, INC.
                       PURSUANT TO SECTIONS 1400 AND 1401
                          CALIFORNIA CORPORATIONS CODE



         The undersigned hereby certifies that:

     1. I am the duly appointed, qualified and acting Chapter 7 Trustee for HARLYN PRODUCTS, INC., a California corporation (the "Corporation"), pursuant to a Notice of Appointment filed with the U.S. Bankruptcy Court, Central District of California, Los Angeles Division (the "Court").

     2. The Articles of Incorporation of the Corporation are hereby amended and restated in their entirety to read as follows:

      1.  Name. The name of the corporation is AMEXDRUG CORPORATION.
          ----

     2.   Purpose. The purpose of the corporation is to engage in any lawful act
          -------
          or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     3.   Capital  Stock.  The  corporation  is authorized to issue one class of
          ---------------
          capital stock to be designated "Common Stock," par value $,00l per share, and the total number of authorized shares is 10,000,000.

               On the effective date of this amendment, each share of Ten Cents ($10) par value Common Stock outstanding immediately preceding the effective date of this amendment is hereby combined, converted and reclassified in one-one hundredth (1/100) of a share of Common Stock, each with a par value of $.00l.

     4.   Election  of  Directors,   If  the   corporation   becomes  a  "listed
          ------------------------
          corporation" as such term is defined in Section 301.5 of the California Corporations Code [or any successor statute], the election of directors by the shareholders shall not be by cumulative voting. After becoming a listed corporation, at each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director

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          up to the number of  directors to be elected and the  shareholder  may not cast more votes for any single nominee than the number of shares held by that shareholder.

     5.   Director Liability, Indemnification
          -----------------------------------

               (a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

               (b) The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.

               (c) Any amendment, repeal or modification of any provision of this Article 5 shall not adversely affect any right or protection of any director or other agent of the Corporation existing at the time of such amendment, repeal or modification."

     3. The foregoing amendment and restatement of Articles of Incorporation has been made pursuant to Section 1400 of the California Corporations Code and has been duly approved by the Court's Order re Motion to Approve Sale of Property of the Estate entered on April 25 2000 pursuant to the applicable provisions of Title 11 of the United States Code.


                 -----------------------------------------------

     I hereby declare under penalty of perjury under the laws of the State of California that I have read the foregoing Certificate of Amendment and Restatement of Articles of Incorporation of Harlyn Products, Inc., and know the contents thereof, and that the statements therein arc true and correct of my own knowledge.


     Executed at Los Angeles, California, this , 29th day of June, 2000.


                                      /s/ Howard M. Ehrenberg
                                     ---------------------------------
                                     Howard M. Ehrenberg
                                     Chapter 7 Trustee for Harlyn Products, Inc.



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SEAL OF THE OFFICE OF THE
SECRETARY OF STATE



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                                [GRAPHIC OMITTED]
                            SEAL OF THE OFFICE OF THE
                               SECRETARY OF STATE


                               SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 2 page(2) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

     IN WITNESS WHEREOF, I execute this certification and affix the Great Seal of the State of California this day of

                                  Jul 17, 2000

                                 /s/ Bill Jones
                               Secretary of State


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THE GREAT SEAL OF THE
STATE OF CALIFORNIA